EXHIBIT 10.38


                  FIRST AMENDMENT TO SECURED CREDIT AGREEMENT
                  --------------------------------------------

            This FIRST AMENDMENT (this "AMENDMENT") TO THE SECURED CREDIT AGREEMENT, dated as of July 31, 1998 (the "CREDIT AGREEMENT") is made as of September 1, 1998 by and between GIBRALTAR PACKAGING GROUP, INC., a Delaware corporation (the "COMPANY") and FIRST SOURCE FINANCIAL LLP, as Agent and a Lender ("FSFP").

                                R E C I T A L S:
                                ----------------

            WHEREAS, the Company wishes, and FSFP is willing, to amend the Credit Agreement, subject to the terms and conditions of this Amendment;

            WHEREAS, FSFP is the only Lender which is a party to the Credit Agreement as of the date hereof; and

            WHEREAS, this Amendment shall constitute a Related Document and these Recitals shall be construed as part of this Amendment.

            NOW, THEREFORE, in consideration of the foregoing and the agreements, promises and covenants set forth below, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Amendment. (a) Section 1.1 of the Credit Agreement is hereby amended as follows:

                  (i) by deleting the definition of "Borrowing Base" and replacing such definition with the following:

                  "BORROWING BASE" shall mean an amount equal to: (i)
            eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may have been taken by or granted to Account Debtors in connection therewith) then outstanding of existing Eligible Accounts, plus (ii) sixty percent (60%) of the book value of then existing Eligible Inventory (the book value of Eligible Inventory to be determined at the lower of cost (determined on a first-in-first-out ("FIFO") basis) or market).

                  (ii) by deleting the definition of "Required Lenders" and replacing such definition with the following:




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                  "REQUIRED LENDERS" shall mean (i) Lenders having sixty-six and two-thirds percent (66_%) or more of the total Commitments then in effect or (ii) if the Revolving Commitment has been terminated, Lenders having in the aggregate sixty-six and two-thirds percent (66_%) or more of the aggregate outstanding amount of the Loans; provided, however, the required percentage shall be 100% so long as
            (x) there are not more than two Lenders and (y) each such Lender has
            (A) twenty percent (20%) or more of the total Commitments then in effect or (B) if the Revolving Commitment has been terminated, twenty percent (20%) or more of the aggregate outstanding amount of the Loans).

            (b) Section 9.1 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                  SECTION 9.1 ELIGIBLE ACCOUNTS. "ELIGIBLE ACCOUNTS" shall mean all Accounts of Borrower and each Guarantor other than the following: (i) Accounts which remain unpaid as of the earlier to occur of ninety (90) days after the due date specified in the original invoice with respect thereto or one hundred twenty (120) days after the date of the original invoice with respect thereto; (ii) all Accounts owing by a single Account Debtor, including a currently scheduled Account, if twenty-five percent (25%) or more of the balance owing by such Account Debtor is ineligible by reason of the criterion set forth in clause (i) of this Section 9.1; (iii) Accounts with respect to which the Account Debtor is an Affiliate of either Borrower or a Guarantor or a director, officer or employee of Borrower, any Guarantor or its Affiliates; (iv) Accounts with respect to which the Account Debtor is a Governmental Authority or prime contractor thereof unless Borrower or any Guarantor has complied in a manner satisfactory to Agent with the Federal Assignment of Claims Act of 1940, as amended, or similar law or statute of the relevant state, province, municipality or other jurisdiction and any amendments thereto, relative to the assignment of such Accounts; (v) Accounts with respect to which the Account Debtor is not a resident of the United States or Canada (other than the provinces of Prince Edward Island, Newfoundland and Nova Scotia and the Northwest Territories) unless such Account is payable in United States Dollars and the Account Debtor has supplied Borrower or any Guarantor with an irrevocable letter of credit, issued by a financial institution satisfactory to the Required Lenders, in an amount sufficient to cover such Account and in form and substance satisfactory to the Required Lenders and without right of setoff; (vi) Accounts arising with respect to goods which have not been shipped and delivered to and accepted as satisfactory by the Account Debtor or arising with respect to services which have not been fully performed and accepted as satisfactory by the Account Debtor; (vii) Accounts for which the prospect of payment in full or performance in a timely manner by the Account Debtor is or is likely to become impaired as determined by Agent in the exercise of its discretion;
      (viii) Accounts which are not invoiced (and dated as of the date of such invoice) and sent to the Account Debtor within five (5) days after delivery of the underlying goods to or performance of the underlying services for the Account Debtor; (ix) Accounts with respect to which Agent, on behalf of the Lenders, does not have a first and valid fully perfected Lien free and clear of any other Lien;



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      (x) Accounts with respect to which the Account Debtor is the subject of bankruptcy or a similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee; (xi) Accounts with respect to which the Account Debtor's obligation to pay the Account is conditional upon the Account Debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a guaranteed sale, bill-and-hold, sale-or-return, demonstration, sale on approval or other terms by reason of which the payment by the Account Debtor is or may be conditional (except with respect to Accounts in connection with which Account Debtors are entitled to return Inventory solely on the basis of the quality of such Inventory) or consignment basis; (xii) Accounts to the extent that the Account Debtor's indebtedness to Borrower or any Guarantor exceeds a credit limit determined by Agent in Agent's discretion following prior written notice of such credit limit from Agent to Borrower or such Guarantor; (xiii) Accounts with respect to which any disclosure is required in accordance with Section 9.2; (xiv) contra Accounts to the extent of the amount of the accounts payable owed by Borrower or any Guarantor to the Account Debtor; (xv) Accounts with respect to which the Account Debtor is located in Minnesota or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing unless Borrower or any Guarantor has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable Governmental Authority in such state for the then current year; (xvi) Accounts evidenced by Chattel Paper or any Instrument of any kind, to the extent possession of such Chattel Paper or Instrument is not granted to Agent, for the benefit of the Lenders;
      (xvii) Accounts which Agent determines in good faith to be unacceptable and (xviii) the Accounts do not arise from the sale of Inventory produced in violation of the Fair Labor Standards Act so as to be subject to the so-called "hot goods" provision contained in Title 19 U.S.C., Section 215(a)(1). In the event that an Eligible Account previously scheduled in a Borrowing Base Certificate ceases to be an Eligible Account, Borrower shall notify, or shall cause the applicable Guarantor to notify, Agent thereof immediately.

            (c) Section 14.1 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

            SECTION 14.1 WAIVER; AMENDMENTS. No delay on the part of any Lender or Agent or any holder of a Note or other Liability in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or a Note or any Related Document shall in any event be effective unless the same shall be in writing and signed and delivered by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by each affected Lender, do any of the following: (i) increase the Commitment of a Lender or subject a Lender


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      to any additional obligations, (ii) except as otherwise expressly provided in this Agreement, reduce the principal of, or interest on, the Notes, any Reimbursement Obligations or any fees hereunder, (iii) postpone any date fixed for any payment in respect of principal of, or interest on, the Notes, any Reimbursement Obligations or any fees hereunder, (iv) change the percentage of the Commitment, or any minimum requirement, necessary for the Lenders or the Required Lenders to take any action hereunder, (v) amend or waive this Section 14.1, or change the definition of Required Lenders, (vi) increase the percentage of Eligible Accounts or Eligible Inventory used in determining the Borrowing Base, or (vii) except as otherwise expressly provided in this Agreement (including without limitation as provided in Section 11.30 hereof), and other than in connection with the financing, refinancing, sale or other disposition of any asset of any Borrower or Subsidiary permitted under this Agreement, release any Liens in favor of Agent on all or any substantial portion of the Collateral; provided, further, that no amendment, waiver or consent affecting the rights or duties of Agent under any Related Documents shall in any event be effective, unless in writing and signed by Agent, in addition to the Lenders required hereinabove to take such action. Notwithstanding any of the foregoing to the contrary, the consent of Borrower or any Guarantor shall not be required for any amendment, modification or waiver of the provisions of Section 15.2 (other than the provisions of Section 15.2.9). In addition, Borrower and the Lenders hereby authorize Agent to modify this Agreement by unilaterally amending or supplementing Schedule 1 from time to time in the manner requested by Borrower, Agent or any Lender in order to reflect any assignments or transfers of the Loans, as provided for hereunder; provided, however, that Agent shall promptly deliver a copy of any such modification to Borrower and each Lender. All Events of Default shall continue until the same are waived in accordance with this Subsection 14.1.

            (d) Section 14.23 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

            SECTION 14.23 CONFIDENTIALITY. Borrower agrees that FSFP may disclose information relating to Borrower to each of the Master Lenders and the Master Agents which have agreed to use procedures substantially comparable to those used by them in respect of non-public information as supplied to them by or on behalf of FSFP to the extent that such information is not and does not become publicly available and which FSFP indicates at the time is to be treated confidentially; provided, however, that each of the Master Lenders, and the Master Agents, as the case may be, is hereby authorized to deliver a copy of each or any financial statement of Borrower or any other information relating to the Loans, or the Collateral, which may be furnished to it hereunder or otherwise to (a) its legal counsel and auditors and other professional advisors, (b) governmental or regulatory authorities having jurisdiction over it, (c) independent financial rating agencies (including, without limitation the Rating Agencies), (d) any person providing general liquidity or credit enhancement to the Master Lenders , and (e) (subject to obtaining a confidentiality agreement containing the foregoing confidentiality restrictions) any Person to whom a Master Lender proposes to assign all or any part of its interest or grant a participation in its interest. As used herein:



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      "MASTER AGENTS" shall mean Citicorp North America, Inc. ("CNAI"),
      Bank of New York and any successor thereto or assignee thereof; "MASTER LENDER" shall mean any person becoming a party "Lender" to that certain Second Amended and Restated Credit Agreement dated as of May 24, 1996 (as amended from time to time, the "MASTER CREDIT AGREEMENT") among First Source Financial, Inc., FSFP, Master Agents and such Lenders; and "RATING AGENCIES" shall mean Standard and Poor's and Moody's Ratings Group, a division of McGraw-Hill, Inc., and Moody's Investors Services, Inc. Borrower further agrees that Agent and any Lender may disclose information relating to Borrower (a) to any regulatory authority having jurisdiction over Agent or such Lender, (b) to any other Person in connection with a Lender's proposed or actual assignment of, or sale of any participation in, the Liabilities and (c) to any other Person in connection with the exercise of Agent's or any Lender's rights hereunder or under any of the other Related Documents, so long as each such party has agreed to use procedures substantially comparable to those used by such Person in respect of non-public information as supplied to such Person by or on behalf of Agent or such Lender, as the case may be, to the extent that such information is not and does not become publicly available and which Agent or such Lender, as the case may be, indicates at the time is to be treated confidentially.

            (e) Section 15.4 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

            SECTION 15.4 AGENT'S DISCRETION. In the event Borrower is unable to comply with (i) the Borrowing Base limitations applicable to it set forth in Section 2 or (ii) the conditions precedent to the making of a Revolving Loan, the Lenders authorize Agent, in its sole discretion, to make Revolving Loans (and Lenders shall fund their Pro Rata Share of such Revolving Loans upon the request of Agent) (such Revolving Loans are collectively referred to as "INTERIM REVOLVING LOANS") for a period commencing on the date Agent first receives a request for an Interim Revolving Loan until the earlier of (i) the 30th day after such date, or
      (ii) the date Borrower is again able to comply with the Borrowing Base limitations applicable to it and the conditions precedent to the making of Revolving Loans set forth in Sections 2 and 12 hereof, or obtains an amendment or waiver with respect thereto (such period, in each case, is referred to as the "INTERIM REVOLVING LOAN PERIOD"). Agent shall not, in any event, make any Interim Revolving Loan if at such time the amount of such Interim Revolving Loan when added to the then aggregate outstanding principal amount of other Interim Revolving Loans made to all Borrowers would exceed the lesser of (a) 10% of the amount of the Revolving Commitment or (b) 10% of the Borrowing Base; provided, that nothing in this Section 15.4 shall limit Agent's right to make Agent's Advances; provided, further, that, after giving effect to any Interim Revolving Loans, the aggregate outstanding principal amount of the Total Revolving and LC Exposure shall not exceed the aggregate Commitments. All Interim Revolving Loans shall be Prime Rate Loans. An Interim Revolving Loan shall cease to be an Interim Revolving Loan (and shall be deemed to be an Advance consisting of Revolving Loans) if the unsatisfied conditions




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      giving rise to such Interim Revolving Loan shall thereafter be satisfied or the events which cause such Loan to be an Interim Revolving Loan shall thereafter cease to exist. The provisions of this Section 15.4 are solely for the benefit of Agent and the Lenders, and Borrower shall not have any rights of a third-party beneficiary of any of the provisions hereof.

            (f) Schedule 10.5 to the Credit Agreement is hereby deleted in its entirety and Schedule 10.5 to this Amendment is substituted therefor.

            2. Representations and Warranties of the Company. In order to induce FSFP to enter into this Amendment, the Company hereby represents and warrants to FSFP that:

            (a) No Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred or be continuing;

            (b) Representations and Warranties. As of the date hereof and after giving effect to this Amendment, the representations and warranties of the Company contained in the Credit Agreement and each of the Related Documents are true, accurate and complete in all respects on and as of the date hereof to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date; and

            (c) Corporate Authority; Enforceability. (i) The execution, delivery and performance by the Company of this Amendment are within the Company's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company, (ii) this Amendment is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and (iii) neither the execution, delivery or performance by the Company of this Amendment (1) violates any law or regulation, or any order or decree of any court or Governmental Authority, (2) conflicts with or results in the breach or termination of, constitutes a default under or accelerates any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company is a party or by which the Company or any of its property is bound or (3) results in the creation or imposition of any Lien (other than Liens created by the Collateral Documents and Permitted Liens) upon any of the assets or property of the Company.

            3. Conditions to Effectiveness. The effectiveness of this Amendment shall be conditioned upon the satisfaction of the conditions set forth in this
Section 3 and the delivery of the following documents to FSFP, in each case in form and substance satisfactory to FSFP.

            (a) Documentation. The Company shall have delivered to FSFP a counterpart of this Amendment duly executed by the Company.

            (b) No Default. No Default or Event of Default under the Credit Agreement, as amended hereby, shall have occurred and be continuing.



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            (c) Warranties and Representations. After giving effect to this
Amendment, the respective warranties and representations of the Company contained in the Related Documents shall be true and correct as of the effective date hereof, with the same effect as though made on such date, except to the extent that such warranties and representations expressly relate to an earlier date, and all of such representations and warranties (except those relating to an earlier date) are hereby remade by the Company as of the date hereof.

            4.    Miscellaneous.

            (a) Headings. Section headings in this Amendment are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.

            (b) Severability. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

            (c) Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

            (d) Successors and Assigns. This Amendment shall be binding upon, and shall inure to the sole benefit of, parties hereto and their respective successors and assigns.

            (e) References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

            (f) Continued Effectiveness. This Amendment shall be part of the Credit Agreement, the terms of which are incorporated herein. Except as specifically amended above, the Credit Agreement and the other Related Documents shall remain in full force and effect and are each hereby ratified and confirmed.

            (g) Costs, Expenses and Indemnity. The Company affirms and acknowledges that Section 14.4 of the Credit Agreement applies to this Amendment and the agreements and documents contemplated hereunder.


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            (h) Incorporation of Credit Agreement. The provisions contained in
Sections 14.6, 14.7 and 14.11 of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

            (i) Capitalized Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Credit Agreement.

            (j) Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

                                   * * * * *


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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                    GIBRALTAR PACKAGING GROUP, INC.


                                    By:      /s/ John W. Lloyd
                                    Name Printed:   John W. Lloyd
                                                  ---------------------------
                                    Title: Executive Vice President, Secretary &
Treasurer


                                    FIRST SOURCE FINANCIAL LLP,
                                          as Agent and a Lender

                                    By:   First Source Financial, Inc.
                                    Its: Manager


                                    By:     /s/ John P. Thacker
                                    Name Printed:   John P. Thacker
                                                  ---------------------------
                                    Title:    Senior Vice President




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                                  SCHEDULE 10.5
                                  --------------

                                      LIENS


Agent has elected not to take a mortgage on the real property owned by GB Labels, Inc. in Burlington, North Carolina.